EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-148060) of our report dated March 15, 2006 relating to the financial statements and financial statement schedule, which appears in NexMed, Inc's Annual Report on Form 10 K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
December 26, 2007